SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            Kimco Realty Corporation
           ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Maryland                                      13-2744380
       --------                                      ----------
(State of incorporation or                (IRS employer identification no.)
     organization)


   3333 New Hyde Park Road                             11042
   New Hyde Park, New York                          (zip code)
(Address of principal executive
         offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered   Name of each exchange on which each
---------------------------------------         class is to be registered
                                               ----------------------------
 Class  D Depositary  Shares,  each of
 which represents a one-tenth  fractional      New York Stock Exchange, Inc.
  interest in a share of 7.5% Class D
  Cumulative  Convertible  Preferred
 Stock, liquidation preference $250 per
      share, of the Registrant

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

         Securities Act registration statement file number to which this form relates: 333-52667 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:
None.


Item 1.  Description of Registrant's Securities to be Registered.

         The section captioned "Description of Kimco Securities" in the Registrant's Joint Proxy Statement/Prospectus, dated May 15, 1998 forming a part of the Registrant's Registration Statement on Form S-4 (File No. 333-52667) (the "S-4 Registration Statement"), is incorporated herein by reference.

Item 2.  Exhibits.

                  The following exhibits are incorporated by reference in this Registration Statement.

                  99(a)  Agreement and Plan of Merger,
                         dated as of January 13, 1998, among Kimco Realty Corporation, REIT Sub, Inc. and The Price REIT, Inc., as amended as of March 5, 1998 and May 14, 1998 (Incorporated by reference to Exhibit 2.1 included in the S-4 Registration Statement).

                  99(b) Form of Deposit Agreement among Kimco, BankBoston, N.A., as Depositary, and all Holders from time to time of Receipts (Incorporated by reference to
                           Exhibit 4.16 included in the S-4 Registration Statement).

                  99(c) Articles Supplementary relating to the Kimco 7.5% Class D Cumulative Convertible Preferred Stock, par value $1.00 per share (Incorporated by reference to
                           Exhibit 4.15 included in the S-4 Registration Statement).


                               SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        KIMCO REALTY CORPORATION
                                        (Registrant)




                                         By:      /s/ Michael J. Flynn
                                             -----------------------------
                                             Michael J. Flynn
                                             President


June 19, 1998